As filed with the Securities and Exchange Commission on November 19, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THERAPIX BIOSCIENCES LTD.

(Exact name of registrant as specified in its charter)

State of Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

16 Abba Hillel Silver Rd. Ramat Gan 5250608, Israel Tel: (+972) (3) 610-3100	Puglisi & Associates 850 Library Ave., Suite 204 Newark, DE 19711 Tel: (302) 738-6680
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq. Howard E. Berkenblit, Esq. David Huberman, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: (212) 660-3000	Dr. Shachar Hadar, Adv. Meitar | Law Offices 16 Abba Hillel Silver Rd. Ramat Gan 52506, Israel Tel: (+972) (3) 610-3100	Barry I. Grossman, Esq. Sarah E. Williams, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)
Units consisting of:	$193,943.94	$21.16
(i) Ordinary shares, par value NIS 2.00 per share, as represented by American Depositary Shares(5)
(ii) Warrants to purchase American Depositary Shares(5)
Ordinary shares underlying the American Depositary Shares issuable upon exercise of Warrants	$387,887.88	$42.32
Total	$581,831.82	$63.48

(1)	The ordinary shares will be represented by American Depositary Shares, or ADSs, each of which represents 140 ordinary shares. A separate Registration Statement on Form F-6 (Registration No. 333-197059) has been filed for the registration of ADSs issuable upon deposit of the ordinary shares.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares registered hereby also include an indeterminate number of additional ordinary shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions. Alternatively, the registered ordinary shares shall be proportionally reduced in the event the ordinary shares are combined by a reverse split into a lesser amount of securities.

(3)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

(5)	No separate fee is required pursuant to Rule 457(i) of the Securities Act.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and General Instruction V of Form F-1. The contents of the Registration Statement on Form F-1, as amended (File No. 333-248670), including the exhibits thereto, filed by Therapix Biosciences Ltd. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on November 18, 2020, are incorporated by reference into this Registration Statement. The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Meitar | Law Offices, Israeli legal counsel to the Registrant.

5.2*	Opinion of Sullivan & Worcester LLP, U.S. counsel to the Registrant.

23.1*	Consent of Kost, Forer, Gabbay & Kasierer, a member of EY Global.

23.2*	Consent of Meitar | Law Offices, Israeli legal counsel to the Registrant (included in Exhibit 5.1).

23.3*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.2).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form F-1 (File No. 333-248670), filed with the Commission on September 8, 2020 and incorporated herein by reference).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ramat Gan, State of Israel on November 19, 2020.

THERAPIX BIOSCIENCES LTD.

By:	/s/ Oz Adler
Oz Adler
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Oz Adler	Chief Executive Officer	November 19, 2020
Oz Adler	(Principal Executive Officer) and Director

/s/ Oz Adler	Chief Financial Officer	November 19, 2020
Oz Adler	(Principal Financial and Accounting Officer)

/s/ *	Director	November 19, 2020
Itschak Shrem

/s/ *	Director	November 19, 2020
Lior Amit

/s/ *	Director	November 19, 2020
Lior Vider

/s/ *	Director	November 19, 2020
Moshe Revach

/s/ *	Director	November 19, 2020
Liat Sidi

*By:	/s/ Oz Adler
Oz Adler
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Therapix Biosciences Ltd., has signed this registration statement on November 19, 2020.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director

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